UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Codexis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b), (c), (e)

Appointment of Chief Technical Officer

On September 30, 2024, the board of directors (the “Board”) of Codexis, Inc. (the “Company” or “Codexis”) appointed Alison Moore, Ph.D., a current member of the Board, to serve as the Company’s Chief Technical Officer. In connection with her appointment as Chief Technical Officer, Dr. Moore resigned from the Board and its committees, effective as of September 30, 2024. Dr. Moore served as a member of the Science & Technology Committee of the Board and as Chair of the Compensation Committee of the Board.

Pursuant to the Offer Letter entered into between Dr. Moore and the Company (the “Moore Offer Letter”), Dr. Moore will be paid an annual base salary of $500,000 and will be eligible to participate in the Company’s Employee Incentive Compensation Plan with a target bonus opportunity of 50% of Dr. Moore’s annual base salary. In addition, as an inducement for Dr. Moore to commence employment with the Company, the Moore Offer Letter provides for the Company to grant Dr. Moore an option to purchase 300,000 shares of Company common stock and 50,000 stock-settled restricted stock units (“RSUs”). The shares subject to the option will have an exercise price equal to the closing trading price of Company common stock on the date of grant (or the immediately preceding trading day if the grant date is not a trading day) and will vest and become exercisable as to 25% of the total number of shares underlying the option on the first anniversary of the date Dr. Moore commences employment with the Company and as to 1/48th of the total number of shares underlying the option monthly thereafter, in each case, subject to Dr. Moore’s continued service to the Company through the applicable vesting date. The RSUs will vest in substantially equal installments on each of the first three anniversaries of the grant date of the RSUs, subject to Dr. Moore’s continued service to the Company through the applicable vesting date. The option and RSUs will be subject to the terms and conditions of the Codexis, Inc. 2019 Incentive Award Plan and equity award agreements between Dr. Moore and the Company.

In addition, Dr. Moore and the Company entered into a Change of Control and Severance Agreement (the “Moore Change of Control and Severance Agreement”). Under the Moore Change of Control and Severance Agreement, if Dr. Moore’s employment with the Company is terminated by the Company without cause or Dr. Moore resigns for good reason, other than during the period commencing 90 days prior to a change of control and ending on the one-year anniversary of the closing of the change of control, then Dr. Moore will be entitled to severance benefits comprised of 12 months base salary and 12 months continued healthcare coverage at the Company’s expense. If Dr. Moore’s employment with the Company is terminated by the Company without cause or Dr. Moore resigns for good reason during the period commencing 90 days prior to a change of control and ending on the one year anniversary of the closing of the change of control, then Dr. Moore will be entitled to severance benefits comprised of 18 months base salary, 18 months continued healthcare coverage at the Company’s expense and full accelerated vesting of all outstanding equity awards (with performance deemed to be achieved at target for any performance-based equity award in the event termination occurs prior to the date the Compensation Committee of the Board determines the achievement of the applicable performance goals). Dr. Moore’s receipt of severance benefits under the Moore Change of Control and Severance Agreement is conditioned on Dr. Moore’s timely execution and non-revocation of a general release of claims against the Company and its affiliates.

Appointment of Chief Financial Officer

On September 30, 2024, the Board appointed Georgia Erbez as the Company’s Chief Financial Officer, replacing Sriram Ryali in such role, effective September 30, 2024. Ms. Erbez, age 57, previously served as the Chief Operating Officer of Walking Fish Therapeutics, Inc., a private biotechnology company, from September 2022 to October 2023, and as Chief Financial Officer of Harpoon Therapeutics, Inc., an immuno-oncology company, from October 2018 to September 2022. In addition, Ms. Erbez served as Managing Director of Axiom Financial Partners, a financial consulting firm where Ms. Erbez provided financial advisory services to biotechnology and pharmaceutical companies, from November 2014 to September 2024. Ms. Erbez has served on the board of directors of Coherus Biosciences, Inc., a Nasdaq-listed commercial-stage biopharmaceutical company, since February 2024. Ms. Erbez previously served on the board of directors of AltiBio, Inc., a private biotechnology company, from September 2018 to March 2023, Sierra Oncology, Inc., a Nasdaq-listed biopharmaceutical company until its acquisition by GSK plc, from June 2021 to July 2022, and Artelo Biosciences, Inc., a Nasdaq-listed clinical stage biopharmaceutical company, from September 2017 to December 2019. Ms. Erbez earned her B.A. at the University of California, Davis.

Pursuant to the Offer Letter entered into between Ms. Erbez and the Company (the “Erbez Offer Letter”), Ms. Erbez will be paid an annual base salary of $500,000 and will be eligible to participate in the Company’s Employee Incentive Compensation Plan with a target bonus opportunity of 50% of Ms. Erbez’s annual base salary. In addition, as an inducement for Ms. Erbez to commence employment with the Company, the Erbez Offer Letter provides for the Company to grant Ms. Erbez an option to purchase 300,000 shares of Company common stock and 50,000 stock-settled RSUs. The shares subject to the option will have an exercise price equal to the closing trading price of Company common stock on the date of grant (or the immediately preceding trading day if the grant date is not a trading day) and will vest and become exercisable as to 25% of the total number of shares underlying the option on the first anniversary of the date Ms. Erbez commences employment with the Company and as to 1/48th of the total number of shares underlying the option monthly thereafter, in each case, subject to Ms. Erbez’s continued service to the Company through the applicable vesting date. The RSUs will vest in substantially equal installments on each of the first three anniversaries of the grant date of the RSUs, subject to Ms. Erbez’s continued service to the Company through the applicable vesting date. The option and RSUs will be subject to the terms and conditions of the Codexis, Inc. 2024 Inducement Plan and/or the Codexis, Inc. 2019 Incentive Award Plan, as applicable, and equity award agreements between Ms. Erbez and the Company.

In addition, Ms. Erbez and the Company entered into a Change of Control and Severance Agreement (the “Erbez Change of Control and Severance Agreement”). Under the Erbez Change of Control and Severance Agreement, if Ms. Erbez’s employment with the Company is terminated by the Company without cause or Ms. Erbez resigns for good reason, other than during the period commencing 90 days prior to a change of control and ending on the one-year anniversary of the closing of the change of control, then Ms. Erbez will be entitled to severance benefits comprised of 12 months base salary and 12 months continued healthcare coverage at the Company’s expense. If Ms. Erbez’s employment with the Company is terminated by the Company without cause or Ms. Erbez resigns for good reason during the period commencing 90 days prior to a change of control and ending on the one year anniversary of the closing of the change of control, then Ms. Erbez will be entitled to severance benefits comprised of 18 months base salary, 18 months continued healthcare coverage at the Company’s expense and full accelerated vesting of all outstanding equity awards (with performance deemed to be achieved at target for any performance-based equity award in the event termination occurs prior to the date the Compensation Committee of the Board determines the achievement of the applicable performance goals). Ms. Erbez’s receipt of severance benefits under the Erbez Change of Control and Severance Agreement is conditioned on Ms. Erbez’s timely execution and non-revocation of a general release of claims against the Company and its affiliates.

The Company also expects to enter into the Company’s standard indemnification agreement with Ms. Erbez.

There are no arrangements or understandings between Dr. Moore or Ms. Erbez and any other persons pursuant to which Dr. Moore or Ms. Erbez, respectively, was selected to serve as an executive officer, and there is no family relationship between Dr. Moore or Ms. Erbez and any of the Company’s directors or other executive officers. There are no transactions in which Dr. Moore or Ms. Erbez has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODEXIS, INC.

Date: October 2, 2024	By:	/s/ Stephen Dilly
Stephen Dilly
Chairman, President and Chief Executive Officer